UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 28, 2011

GULF ISLAND FABRICATION, INC.
(Exact name of registrant as specified in its charter)

Louisiana	0-22303	72-1147390
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

567 Thompson Road
Houma, Louisiana 70363
 (Address of principal executive offices)(Zip Code)

(985) 872-2100
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On June 28, 2011, Gulf Island Fabrication, Inc. issued a press release announcing that through its subsidiary Gulf Island, LLC, it has signed contracts for the fabrication of three new projects totaling $125 million and approximately 1.2 million man-hours which will be included in the Company’s consolidated backlog when the Company announces its earnings results for the second quarter ended June 30, 2011. The three contracts are for:

  A 320 feet long by 160 feet wide dry dock awarded by the Terrebonne Port Commission for the LaShip project.
  A 6,200 ton Process Module for ATP Oil & Gas Corporation’s Cheviot project managed through Bluewater Industries.
  A 7,000 ton topsides for Williams Partners’ proprietary floating-production system, Gulfstar FPS™.

Item 9.01   Financial Statements and Exhibits.

(c) Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description
99.1	Press Release dated June 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF ISLAND FABRICATION, INC.

		By:	/s/ Robin A. Seibert
Robin A. Seibert
Vice President – Finance,
Chief Financial Officer
and Treasurer
(Principal Financial Officer and Duly Authorized Officer)

Dated:	June 28, 2011